SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2009

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2009, Convergys Corporation (the “Company”) and JANA Partners LLC (“JANA”), an affiliate of a shareholder of the Company, entered into an agreement (the “Agreement”) pursuant to which, among other things:

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The Company has agreed that it will appoint to its board of directors (the “Board”) (1) as a Class II director, Barry Rosenstein, a senior executive of JANA (the “JANA Director”), (2) as a Class I director, Jeffrey H. Fox, an independent director designated by JANA and (3) as a Class III director, an independent director to be jointly selected by JANA and the Governance and Nominating Committee of the Company (the “2009 Class III Independent Director”), such appointment to take place promptly after the individual has been identified and conditions to such appointment have been satisfied.

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If JANA so requests in writing after November 30, 2009 and on or prior to January 1, 2010, provided that certain conditions are met, the Company also has agreed, not later than 30 days prior to the Company’s 2010 annual meeting, to appoint to the Board as a Class I director, an additional independent director to be designated by JANA and as a Class III director, an additional independent director to be jointly selected by JANA and the Governance and Nominating Committee of the Company (the “2010 Class III Independent Director”).

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The Company has agreed to (1) nominate the JANA Director for election as a director of the Company at its 2009 annual meeting of shareholders, and (2) to nominate the 2009 Class III Independent Director and 2010 Class III Independent Director for election as directors of the Company at its 2010 annual meeting of shareholders, if certain conditions are met in each case, including JANA beneficially owning at least 10% of the outstanding shares of the Company’s common stock through the date of the 2009 annual meeting in the case of clause (1) and at least 5% of the standing shares of the Company’s common stock through the date of the 2010 annual meeting in the case of clause (2). As a condition to his or her nomination as described in the preceding sentence, the JANA Director will agree to resign as a director of the Company effective as of the earlier to occur of (i) the Company’s 2011 annual meeting of shareholders and (ii) following the expiration of the Standstill Period (as defined below), the taking of any action by JANA which would violate the standstill provisions had such action taken place prior to the expiration of the Standstill Period.

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JANA has agreed that from the date of the Agreement until the date that is the earliest of (1) the date that is six months after the date of the conclusion of the Company’s 2010 annual meeting of shareholders, (2) December 31, 2010 and (3) thirty calendar days prior to any applicable deadline by which a shareholder must give notice to the Company of its intention to nominate a director for election at the Company’s 2011 annual meeting of shareholders under the Company’s Regulations or other applicable laws (the “Standstill Period”), neither it nor its affiliates or associates will:

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subject to certain specified exceptions relating to the actions of JANA’s representative on the Board and certain transactions recommended or approved by the Board, effect or seek (1) any acquisition of any securities, rights or options to acquire any securities, or any assets or businesses, of the Company or any of its subsidiaries (except JANA may acquire not more than 19.9% of the outstanding common stock of the Company), (2) any tender offer or exchange offer, merger, business combination, or other extraordinary transactions involving the Company or any of its subsidiaries, (3) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries, or (4) any solicitation of proxies or consents to vote any voting securities of the Company with respect to the election of directors or any other proposal to be considered any annual meeting or special meetings, or for the call of a special meeting of shareholders, or present any proposals or other type of referendum for consideration at any annual meeting or special meetings or for the call of a special meeting of shareholders;

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form or join in a group with respect to the common stock of the Company, or otherwise support or participate in any effort by a third party, with respect to the matters set forth in the preceding bullet point, or deposit any shares of common stock of the Company in a voting trust or subject any such shares to any voting agreement; or

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act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company, or initiate or take any action to obtain representation on the Board (other than, generally, in accordance with the Agreement).

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If the Company forms any Board committee the primary purpose of which is to review the strategic direction or operational performance of the Company, the Company has agreed to appoint the JANA Director (or his successor, if any) to such committee to serve until the expiration of the Standstill Period.

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During the Standstill Period, the Company has agreed that, with one limited exception, (1) it will not fill any vacancy occurring on the Board if as a result of filling such vacancy, the Board would have more than fourteen members and (2) it will not increase the size of the Board unless following such increase the Board would have no more than fourteen members.

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Each of the Company and JANA has generally agreed not to make any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the other party or any of its officers or directors during the Standstill Period.

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JANA has agreed that during the Standstill Period, it will cause its and its affiliates’ shares of common stock of the Company to be voted in favor of the directors nominated by the Board for election and as recommended by the Board on any other matter to be voted on at any annual meetings or special meetings that relates to the composition, structure or functioning of the Board.

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The Company has agreed, within 30 days of the date of the Agreement, to amend the Rights Agreement, dated as of November 30, 1998, between the Company and Computershare Trust Company, N.A. (as successor for the Fifth Third Bank, N.A.) (as amended, the “Rights

Agreement”), to increase the threshold under which the Rights (as defined in the Rights Agreement) become exercisable to 20%.

A copy of the Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

On February 5, 2009, the Company issued a press release announcing the Agreement. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2009, pursuant to the Agreement, the Company expanded its Board to 13 members and appointed Barry Rosenstein and Jeffrey H. Fox as directors. Mr. Rosenstein will serve on the Finance Committee of the Board and Mr. Fox will serve on the Audit Committee of the Board. The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Each of Messrs. Rosenstein and Fox will receive the standard compensation received by non-employee directors. These compensation arrangements were described in the Company’s definitive proxy statement on Schedule 14A filed on March 12, 2008 with the Securities and Exchange Commission.

Item 8.01	Other Events.

In connection with the Agreement, the Company, JANA and certain other parties thereto entered into a confidentiality agreement, dated February 4, 2009 (the “Confidentiality Agreement”). A copy of the Confidentially Agreement is filed with this Form 8-K and attached hereto as Exhibit 99.2. The full text of the Confidentiality Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Agreement, dated February 4, 2009, by and between Convergys Corporation and JANA Partners LLC

99.1	Convergys Corporation Press Release, dated February 5, 2009

99.2	Confidentiality Agreement, dated February 4, 2009, by and among Convergys Corporation, JANA Partners LLC, Barry Rosenstein and Adam Scotch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Karen R. Bowman
Karen R. Bowman
Senior Vice President, General Counsel and Corporate Secretary

Date: February 5, 2009

EXHIBIT INDEX

Exhibit No.
10.1	Agreement, dated February 4, 2009, by and between Convergys Corporation and JANA Partners LLC

99.1	Convergys Corporation Press Release, dated February 5, 2009

99.2	Confidentiality Agreement, dated February 4, 2009, by and among Convergys Corporation, JANA Partners LLC, Barry Rosenstein and Adam Scotch